Exhibit 99.1

Release: January 21, 2016

CP reports record fourth quarter and full-year earnings

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced fourth-quarter reported diluted earnings per share of C$2.08 and adjusted diluted earnings per share of $2.72, the highest ever for the period. For the full year, reported diluted earnings per share were $8.40 while adjusted diluted earnings per share climbed to a record $10.10, a 19-percent improvement over 2014’s adjusted EPS of $8.50.

CP’s commitment to operational efficiency produced a fourth-quarter adjusted and reported operating ratio of 59.8 percent, matching the record-setting performance of a year ago. For 2015, CP posted a best-ever full-year adjusted and reported operating ratio of 61 and 60 percent, beating the previous record, set in 2014, by 370 and 470 basis points, respectively.

“Thanks to our committed, hard-working employees across the network we have produced a record low operating ratio along with record earnings per share,” said E. Hunter Harrison, CP’s Chief Executive Officer. “Despite challenging economic conditions and lower commodity prices, we continue to focus on what we can control – lowering costs, creating efficiencies and improving service.”

FULL-YEAR 2015 HIGHLIGHTS

•	Record revenues of $6.71 billion

•	Adjusted operating ratio improved to a record 61 percent; reported operating ratio of 60 percent

•	Adjusted diluted EPS rose 19 percent to a record $10.10 from $8.50 in 2014; reported diluted earnings per share were $8.40

•	Record free cash of $1.16 billion, an increase of 59 percent

“While the North American economy braces itself for more headwinds, we remain optimistic about the future and CP’s continued growth,” said Harrison. “Despite the challenges, we expect 2016 to bring an operating ratio below 59 while generating double-digit EPS growth – a testament to the strength of our operating model and plan for the future.”

2016 FULL-YEAR GUIDANCE

•	Operating ratio below 59 percent

•	Double-digit EPS growth from full-year 2015 adjusted diluted EPS of $10.10

•	Capital expenditures of approximately $1.1 billion

Non-GAAP Measures

For further information regarding non-GAAP measures, including reconciliations to the nearest GAAP measures, see the attached supplementary schedule Non-GAAP Measures.

Conference Call Access/Webcast

CP will discuss its results with the financial community in a conference call beginning at 11 a.m. eastern time (9 a.m. mountain time) on January 21, 2016.

Conference Call Access

Toronto participants dial in number: 1-647-427-7450

Operator assisted toll free dial in number: 1-888-231-8191

Callers should dial in 10 minutes prior to the call.

Webcast

We encourage you to access the webcast and presentation material in the Investors section of CP’s website at http://www.cpr.ca/en/investors/earnings-releases

A replay of the fourth-quarter conference call will be available by phone through to February 18, 2016 at 416-849-0833 or toll free 1-855-859-2056, password 35670003.

Access to the webcast and audio file of the presentation will be made available at: http://www.cpr.ca/en/investors/earnings-releases

Note on forward-looking information

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to our operations, growth, priorities and plans, anticipated financial performance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Management’s Discussion and Analysis” and “Risk Factors” in CP’s annual and interim reports, which are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific

Canadian Pacific Railway Limited (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP.

Contacts:

Media

Martin Cej

24/7 Media Pager: 855-242-3674

Martin_Cej@cpr.ca

Investment Community

Nadeem Velani

403-319-3591

investor@cpr.ca

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF INCOME

(in millions of Canadian dollars, except per share data)

(unaudited)

	For the three months ended December 31		For the year ended December 31
	2015	2014	2015	2014
Revenues
Freight	$1,645	$1,719	$6,552	$6,464
Non-freight	42	41	160	156

Total revenues	1,687	1,760	6,712	6,620

Operating expenses
Compensation and benefits	333	314	1,371	1,348
Fuel	166	255	708	1,048
Materials	40	47	184	193
Equipment rents	44	38	174	155
Depreciation and amortization	155	139	595	552
Purchased services and other	272	259	1,060	985
Gain on sale of Delaware & Hudson South	—	—	(68)	—

Total operating expenses	1,010	1,052	4,024	4,281

Operating income	677	708	2,688	2,339
Less:
Other income and charges (Note 3)	99	15	335	19
Net interest expense	122	73	394	282

Income before income tax expense	456	620	1,959	2,038
Income tax expense	137	169	607	562

Net income	$319	$451	$1,352	$1,476

Earnings per share
Basic earnings per share	$2.09	$2.66	$8.47	$8.54
Diluted earnings per share	$2.08	$2.63	$8.40	$8.46
Weighted-average number of shares (millions)
Basic	153.0	169.3	159.7	172.8
Diluted	154.0	170.9	161.0	174.4
Dividends declared per share	$0.3500	$0.3500	$1.4000	$1.4000

See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions of Canadian dollars)

(unaudited)

	For the three months ended December 31		For the year ended December 31
	2015	2014	2015	2014
Net income	$319	$451	$1,352	$1,476
Net loss in foreign currency translation adjustments, net of hedging activities	(23)	(13)	(86)	(32)
Change in derivatives designated as cash flow hedges	9	(47)	(69)	(49)
Change in pension and post-retirement defined benefit plans (Note 5)	856	(1,034)	1,059	(941)

Other comprehensive income (loss) before income taxes	842	(1,094)	904	(1,022)
Income tax (expense) recovery on above items	(206)	307	(162)	306

Other comprehensive income (loss)	636	(787)	742	(716)

Comprehensive income (loss)	$955	$(336)	$2,094	$760

See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED BALANCE SHEETS AS AT

(in millions of Canadian dollars)

(unaudited)

	December 31 2015	December 31 2014
Assets
Current assets
Cash and cash equivalents	$650	$226
Accounts receivable, net	645	702
Materials and supplies	188	177
Other current assets	54	116

	1,537	1,221
Investments	152	112
Properties	16,273	14,438
Assets held for sale	—	182
Goodwill and intangible assets	211	176
Pension asset (Note 5)	1,401	304
Other assets	63	117

Total assets	$19,637	$16,550

Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,417	$1,277
Long-term debt maturing within one year	30	134

	1,447	1,411
Pension and other benefit liabilities	758	755
Other long-term liabilities	318	432
Long-term debt	8,927	5,625
Deferred income taxes (Note 2)	3,391	2,717

Total liabilities	14,841	10,940
Shareholders’ equity
Share capital (Note 4)	2,058	2,185
Additional paid-in capital	43	36
Accumulated other comprehensive loss (Note 5)	(1,477)	(2,219)
Retained earnings	4,172	5,608

	4,796	5,610

Total liabilities and shareholders’ equity	$19,637	$16,550

Certain of the comparative figures have been reclassified to be consistent with the 2015 presentation (Note 2)

See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of Canadian dollars)

(unaudited)

	For the three months ended December 31		For the year ended December 31
	2015	2014	2015	2014
Operating activities
Net income	$319	$451	$1,352	$1,476
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	155	139	595	552
Deferred income taxes	128	160	234	354
Pension funding in excess of expense	(9)	(29)	(49)	(132)
Labour restructuring, net	—	(17)	—	(17)
Other operating activities, net	(8)	(25)	52	14
Change in non-cash working capital balances related to operations	38	(22)	275	(124)

Cash provided by operating activities	623	657	2,459	2,123

Investing activities
Additions to properties	(455)	(513)	(1,522)	(1,449)
Proceeds from the sale of west end of Dakota, Minnesota and Eastern Railroad	—	—	—	236
Proceeds from the sale of Delaware & Hudson South	—	—	281	—
Proceeds from sale of properties and other assets	41	26	114	52
Change in restricted cash and cash equivalents used to collateralize letters of credit	—	84	—	411
Other	(1)	—	4	—

Cash used in investing activities	(415)	(403)	(1,123)	(750)

Financing activities
Dividends paid	(54)	(60)	(226)	(244)
Issuance of CP common shares	11	12	43	62
Purchase of CP common shares	(192)	(1,063)	(2,787)	(2,050)
Issuance of long-term debt, excluding commercial paper	—	—	3,411	—
Repayment of long-term debt, excluding commercial paper	(6)	(8)	(505)	(183)
Net issuance (repayment) of commercial paper	—	771	(893)	771
Settlement of foreign exchange forward on long-term debt	—	—	—	17
Other	—	—	—	(3)

Cash used in financing activities	(241)	(348)	(957)	(1,630)

Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	22	5	45	7

Cash position
(Decrease) increase in cash and cash equivalents	(11)	(89)	424	(250)
Cash and cash equivalents at beginning of period	661	315	226	476

Cash and cash equivalents at end of year	$650	$226	$650	$226

Supplemental disclosures of cash flow information:
Income taxes paid	$69	$84	$176	$226
Interest paid	$94	$89	$336	$309

See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in millions of Canadian dollars, except common share amounts)

(unaudited)

	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at January 1, 2015	166.1	$2,185	$36	$(2,219)	$5,608	$5,610
Net income	—	—	—	—	1,352	1,352
Other comprehensive income	—	—	—	742	—	742
Dividends declared ($1.4000 per share)	—	—	—	—	(221)	(221)
Effect of stock-based compensation expense	—	—	17	—	—	17
CP common shares repurchased	(13.7)	(181)	—	—	(2,567)	(2,748)
Shares issued under stock option plan	0.6	54	(10)	—	—	44

Balance at December 31, 2015	153.0	$2,058	$43	$(1,477)	$4,172	$4,796

	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at January 1, 2014	175.4	$2,240	$34	$(1,503)	$6,326	$7,097
Net income	—	—	—	—	1,476	1,476
Other comprehensive loss	—	—	—	(716)	—	(716)
Dividends declared ($1.4000 per share)	—	—	—	—	(241)	(241)
Effect of stock-based compensation expense	—	—	19	—	—	19
CP common shares repurchased	(10.3)	(136)	—	—	(1,953)	(2,089)
Shares issued under stock option plan	1.0	81	(17)	—	—	64

Balance at December 31, 2014	166.1	$2,185	$36	$(2,219)	$5,608	$5,610

See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION

December 31, 2015

(unaudited)

1	Basis of presentation

This unaudited interim consolidated financial information of Canadian Pacific Railway Limited (“CP” or “the Company”), expressed in Canadian dollars, reflects management’s estimates and assumptions that are necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“GAAP”). They do not include all disclosures required under GAAP for annual financial statements and should be read in conjunction with the 2014 annual consolidated financial statements and 2015 consolidated interim financial statements. The accounting policies used are consistent with the accounting policies used in preparing the 2014 annual consolidated financial statements, except for the accounting changes discussed in Note 2.

CP’s operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial information includes all adjustments (consisting of normal and recurring adjustments) necessary to present fairly such information.

2	Accounting changes

Implemented in 2015

Balance Sheet Classification of Deferred Taxes

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, an amendment to FASB ASC Topic 740. The amendments remove the requirement to separate deferred income tax liabilities and assets into current and non-current amounts in the balance sheet. The recognition and measurement guidance for deferred tax assets and liabilities are not affected by the amendments. This ASU is effective prospectively or retrospectively for all periods presented for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption was permitted. The Company retrospectively adopted the provisions of this ASU during the fourth quarter of 2015.

As a result of the adoption of ASU 2015-17, the comparative period has been adjusted for the retrospective change in accounting principle with a reclassification of $56 million of current “Deferred income tax assets” against long-term “Deferred income tax liabilities” as at December 31, 2014. The Company is able to net these amounts as deferred tax liabilities exceed deferred tax assets in all tax jurisdictions. There was no impact on the income statement as a result of the adoption of the provisions of this ASU during the year ended December 31, 2015 and comparative periods.

3	Other income and charges

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2015	2014	2015	2014
Foreign exchange loss on long-term debt	$115	$11	$297	$11
Other foreign exchange (gains) losses	(20)	1	(24)	—
Early redemption premium on notes	—	—	47	—
Other	4	3	15	8

Total other income and charges	$99	$15	$335	$19

CANADIAN PACIFIC RAILWAY LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION

December 31, 2015

(unaudited)

4	Shareholders’ equity

On March 11, 2014, the Company announced a new share repurchase program to implement a normal course issuer bid (“NCIB”) to purchase, for cancellation, up to 5.3 million common shares before March 16, 2015. On September 29, 2014, the Company announced the amendment of the bid to increase the maximum number of its common shares that may be purchased from 5.3 million to 12.7 million of its outstanding common shares. The Company completed the purchase of 10.5 million common shares in 2014 and an additional 2.2 million common shares in the first quarter of 2015 prior to the March 16, 2015 expiry date of the program.

On March 16, 2015, the Company announced the renewal of its NCIB, commencing March 18, 2015, to purchase up to 9.14 million of its outstanding common shares for cancellation before March 17, 2016. On August 31, 2015, the Company amended the NCIB to increase the maximum number of its common shares that may be purchased from 9.14 million to 11.9 million of its outstanding common shares. As at December 31, 2015, the Company had purchased 11.3 million common shares for $2,258 million under this current NCIB program.

All purchases are made in accordance with the bid at prevalent market prices plus brokerage fees, or such other prices that may be permitted by the Toronto Stock Exchange, with consideration allocated to share capital up to the average carrying amount of the shares, and any excess allocated to retained earnings. The following table provides the activities under the share repurchase program:

	For the three months ended December 31, 2015	For the year ended December 31, 2015
Number of common shares repurchased(1)	577,800	13,549,977
Weighted-average price per share(2)	$196.30	$202.79
Amount of repurchase (in millions)	$113	$2,748

(1)	Includes shares repurchased and not yet canceled in the current year, excludes shares repurchased and not yet canceled in the prior year.
(2)	Includes brokerage fees.

5	Pension and other benefits

The remeasurement of the Company’s pensions and post-retirement benefits plans at December 31, 2015 resulted in net actuarial gains of $791 million. These gains were largely due to higher discount rates at the remeasurement date and favourable 2015 investment returns, which resulted in a decrease in “Pensions and other benefits” liabilities of $5 million and a $786 million increase in “Pension asset”. In addition, the net actuarial gains increased other comprehensive income by $583 million and increased “Deferred income taxes” by $208 million in the fourth quarter of 2015. The Company used an average discount rate of 4.22% at December 31, 2015 (2014 - 4.09%) for its pensions and post-retirement benefits plans.

Summary of Rail Data

Fourth Quarter					Year
2015	2014	Change	%	Financial (millions, except per share data)	2015	2014	Change	%
				Revenues
$1,645	$1,719	$(74)	(4)	Freight revenue	$6,552	$6,464	$88	1
42	41	1	2	Non-freight revenue	160	156	4	3

1,687	1,760	(73)	(4)	Total revenues	6,712	6,620	92	1

				Operating expenses
333	314	19	6	Compensation and benefits	1,371	1,348	23	2
166	255	(89)	(35)	Fuel	708	1,048	(340)	(32)
40	47	(7)	(15)	Materials	184	193	(9)	(5)
44	38	6	16	Equipment rents	174	155	19	12
155	139	16	12	Depreciation and amortization	595	552	43	8
272	259	13	5	Purchased services and other	1,060	985	75	8
—	—	—	—	Gain on sale of Delaware & Hudson South	(68)	—	(68)	100

1,010	1,052	(42)	(4)	Total operating expenses	4,024	4,281	(257)	(6)

677	708	(31)	(4)	Operating income	2,688	2,339	349	15
				Less:
99	15	84	560	Other income and charges	335	19	316	1,663
122	73	49	67	Net interest expense	394	282	112	40

456	620	(164)	(26)	Income before income tax expense	1,959	2,038	(79)	(4)
137	169	(32)	(19)	Income tax expense	607	562	45	8

$319	$451	$(132)	(29)	Net income	$1,352	$1,476	$(124)	(8)

59.8%	59.8%	—%	0 bps	Operating ratio (%)	60.0%	64.7%	(4.7)%	(470	) bps
$2.09	$2.66	$(0.57)	(21)	Basic earnings per share	$8.47	$8.54	$(0.07)	(1)

$2.08	$2.63	$(0.55)	(21)	Diluted earnings per share	$8.40	$8.46	$(0.06)	(1)

				Shares Outstanding
153.0	169.3	(16.3)	(10)	Weighted average number of shares outstanding (millions)	159.7	172.8	(13.1)	(8)
154.0	170.9	(16.9)	(10)	Weighted average number of diluted shares outstanding (millions)	161.0	174.4	(13.4)	(8)
				Foreign Exchange
0.75	0.88	(0.13)	(15)	Average foreign exchange rate (US$/Canadian$)	0.78	0.91	(0.13)	(14)
1.34	1.13	0.21	19	Average foreign exchange rate (Canadian$/US$)	1.28	1.10	0.18	16

Summary of Rail Data (Page 2)

Fourth Quarter					Year
2015	2014	Change	%		2015	2014	Change	%
				Commodity Data
				Freight Revenues (millions)
$296	$267	$29	11	- Canadian Grain	$1,068	$988	$80	8
131	155	(24)	(15)	- U.S. Grain	522	503	19	4
149	158	(9)	(6)	- Coal	639	621	18	3
78	96	(18)	(19)	- Potash	359	347	12	3
72	61	11	18	- Fertilizers and sulphur	272	234	38	16
65	54	11	20	- Forest products	249	206	43	21
187	175	12	7	- Chemicals and plastics	709	637	72	11
105	130	(25)	(19)	- Crude	393	484	(91)	(19)
151	191	(40)	(21)	- Metals, minerals, and consumer products	643	712	(69)	(10)
89	82	7	9	- Automotive	349	357	(8)	(2)
182	208	(26)	(13)	- Domestic intermodal	757	787	(30)	(4)
140	142	(2)	(1)	- International intermodal	592	588	4	1

$1,645	$1,719	$(74)	(4)	Total Freight Revenues	$6,552	$6,464	$88	1

				Millions of Revenue Ton-Miles (RTM)
7,776	6,981	795	11	- Canadian Grain	27,442	26,691	751	3
2,770	3,495	(725)	(21)	- U.S. Grain	10,625	11,724	(1,099)	(9)
5,250	5,639	(389)	(7)	- Coal	22,164	22,443	(279)	(1)
3,359	3,880	(521)	(13)	- Potash	15,117	14,099	1,018	7
1,021	1,061	(40)	(4)	- Fertilizers and sulphur	4,044	4,180	(136)	(3)
1,038	997	41	4	- Forest products	4,201	3,956	245	6
3,391	3,694	(303)	(8)	- Chemicals and plastics	13,611	13,635	(24)	—
3,749	4,513	(764)	(17)	- Crude	13,280	16,312	(3,032)	(19)
2,114	2,862	(748)	(26)	- Metals, minerals, and consumer products	9,020	11,266	(2,246)	(20)
411	422	(11)	(3)	- Automotive	1,750	1,953	(203)	(10)
2,958	3,154	(196)	(6)	- Domestic intermodal	12,072	11,867	205	2
2,938	2,798	140	5	- International intermodal	11,931	11,723	208	2

36,775	39,496	(2,721)	(7)	Total RTMs	145,257	149,849	(4,592)	(3)

				Freight Revenue per RTM (cents)
3.80	3.83	(0.03)	(1)	- Canadian Grain	3.89	3.70	0.19	5
4.71	4.43	0.28	6	- U.S. Grain	4.91	4.29	0.62	14
2.85	2.80	0.05	2	- Coal	2.88	2.77	0.11	4
2.32	2.46	(0.14)	(6)	- Potash	2.37	2.46	(0.09)	(4)
7.00	5.70	1.30	23	- Fertilizers and sulphur	6.71	5.59	1.12	20
6.24	5.42	0.82	15	- Forest products	5.92	5.20	0.72	14
5.49	4.74	0.75	16	- Chemicals and plastics	5.21	4.67	0.54	12
2.80	2.90	(0.10)	(3)	- Crude	2.96	2.97	(0.01)	—
7.15	6.69	0.46	7	- Metals, minerals, and consumer products	7.13	6.32	0.81	13
21.71	19.26	2.45	13	- Automotive	19.97	18.26	1.71	9
6.17	6.57	(0.40)	(6)	- Domestic intermodal	6.27	6.63	(0.36)	(5)
4.78	5.11	(0.33)	(6)	- International intermodal	4.96	5.02	(0.06)	(1)
4.47	4.35	0.12	3	Total Freight Revenue per RTM	4.51	4.31	0.20	5

Summary of Rail Data (Page 3)

Fourth Quarter					Year
2015	2014	Change	%		2015	2014	Change	%
				Carloads (thousands)
80	75	5	7	- Canadian Grain	285	291	(6)	(2)
40	46	(6)	(13)	- U.S. Grain	157	173	(16)	(9)
78	80	(2)	(3)	- Coal	323	313	10	3
27	33	(6)	(18)	- Potash	124	118	6	5
16	15	1	7	- Fertilizers and sulphur	62	61	1	2
16	15	1	7	- Forest products	62	59	3	5
51	52	(1)	(2)	- Chemicals and plastics	203	198	5	3
25	30	(5)	(17)	- Crude	91	110	(19)	(17)
50	66	(16)	(24)	- Metals, minerals, and consumer products	217	253	(36)	(14)
33	34	(1)	(3)	- Automotive	131	134	(3)	(2)
100	110	(10)	(9)	- Domestic intermodal	414	428	(14)	(3)
133	134	(1)	(1)	- International intermodal	559	546	13	2

649	690	(41)	(6)	Total Carloads	2,628	2,684	(56)	(2)

				Freight Revenue per Carload
$3,707	$3,551	$156	4	- Canadian Grain	$3,750	$3,391	$359	11
3,266	3,356	(90)	(3)	- U.S. Grain	3,326	2,909	417	14
1,920	1,979	(59)	(3)	- Coal	1,978	1,985	(7)	—
2,849	2,915	(66)	(2)	- Potash	2,887	2,941	(54)	(2)
4,604	3,834	770	20	- Fertilizers and sulphur	4,410	3,801	609	16
4,227	3,641	586	16	- Forest products	4,026	3,493	533	15
3,596	3,318	278	8	- Chemicals and plastics	3,483	3,214	269	8
4,184	4,350	(166)	(4)	- Crude	4,309	4,419	(110)	(2)
3,005	2,895	110	4	- Metals, minerals, and consumer products	2,963	2,814	149	5
2,698	2,455	243	10	- Automotive	2,659	2,670	(11)	—
1,822	1,879	(57)	(3)	- Domestic intermodal	1,831	1,837	(6)	—
1,058	1,071	(13)	(1)	- International intermodal	1,061	1,077	(16)	(1)
$2,534	$2,489	$45	2	Total Freight Revenue per Carload	$2,493	$2,408	$85	4

Summary of Rail Data (Page 4)

Fourth Quarter					Year
2015	2014 (1)	Change	%		2015(1)	2014(1)	Change	%
				Operations Performance
66,107	71,209	(5,102)	(7)	Freight gross ton-miles (millions)	263,333	272,862	(9,529)	(3)
36,775	39,496	(2,721)	(7)	Revenue ton-miles (millions)	145,257	149,849	(4,592)	(3)
8,376	9,208	(832)	(9)	Train miles (thousands)	34,047	36,252	(2,205)	(6)
8,506	8,278	228	3	Average train weight - excluding local traffic (tons)	8,314	8,076	238	3
7,037	6,819	218	3	Average train length - excluding local traffic (feet)	6,935	6,682	253	4
6.6	8.1	(1.5)	(19)	Average terminal dwell (hours)	7.2	8.7	(1.5)	(17)
22.8	19.3	3.5	18	Average train speed (mph)(2)	21.4	18.0	3.4	19
0.988	1.031	(0.040)	(4)	Fuel efficiency (3)	0.994	1.035	(0.040)	(4)
65.3	72.7	(7.4)	(10)	U.S. gallons of locomotive fuel consumed (millions)(4)	260.4	279.3	(18.9)	(7)
1.91	3.11	(1.20)	(39)	Average fuel price (U.S. dollars per U.S. gallon)	2.13	3.41	(1.28)	(38)
13,244	14,569	(1,325)	(9)	Total employees (average)(5)	13,813	14,575	(762)	(5)
12,943	14,499	(1,556)	(11)	Total employees (end of period)(5)	12,943	14,499	(1,556)	(11)
12,899	14,698	(1,799)	(12)	Workforce (end of period)(6)	12,899	14,698	(1,799)	(12)
				Safety
1.71	1.78	(0.07)	(4)	FRA personal injuries per 200,000 employee-hours	1.74	1.67	0.07	4
1.41	1.18	0.23	19	FRA train accidents per million train-miles	1.30	1.26	0.04	3

(1)	Certain figures have been revised to conform with current presentation or have been updated to reflect new information.
(2)	Incorporates a new reporting definition where average train speed measures the line-haul movement from origin to destination including terminal dwell hours, and excluding foreign railroad and customer delays.
(3)	Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs – freight and yard.
(4)	Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.
(5)	An employee is defined as an individual, including trainees, who has worked more than 40 hours in a standard biweekly pay period. This excludes part time employees, contractors, and consultants.
(6)	Workforce is defined as total employees plus part time employees, contractors, and consultants.

Non-GAAP Measures - Unaudited

The Company presents non-GAAP measures and cash flow information to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, or as a substitute for or as superior to, the financial information presented in accordance with GAAP.

Adjusted Performance Measures

The Company uses adjusted operating income, adjusted income, adjusted diluted earnings per share and adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. Management believes that these non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result management excludes these items when assessing operational performance, allocating resources and preparing annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets and other items outside the control of management. These items may not be non-recurring. However, management believes that excluding these significant items from GAAP results provides a better understanding of the Company’s consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these non-GAAP financial measures may provide insight to investors and other external users of our consolidated financial information into the motivation and decision-making of management in operating the business.

Significant items that impacted reported fourth-quarter 2015 and 2014 earnings include:

2015:

•	$115 million non-cash loss ($100 million after-tax) due to foreign exchange (“FX”) translation on U.S. dollar-denominated long-term debt which unfavourably impacted Diluted EPS by 64 cents;

2014:

•	$12 million non-cash loss ($9 million after-tax) due to FX translation on U.S. dollar-denominated long-term debt which unfavourably impacted Diluted EPS by 5 cents.

In addition to the fourth quarter significant items discussed above other items that impacted full year 2015 and 2014 earnings include:

2015:

•	In the third quarter, a $128 million non-cash loss ($111 million after tax) due to FX translation of the Company’s U.S. dollar-denominated debt which unfavourably impacted Diluted EPS by 69 cents;

•	In the third quarter, a $68 million gain ($42 million after tax) related to the sale of Delaware and Hudson Railway south of Schenectady (“D&H South”) which favourably impacted Diluted EPS by 26 cents;

•	In the third quarter, a $47 million charge ($35 million after tax) related to the early redemption premium on notes which unfavourably impacted Diluted EPS by 22 cents;

•	In the second quarter, a $10 million non-cash gain ($9 million after-tax) due to FX translation on U.S. dollar-denominated debt which favourably impacted Diluted EPS by 5 cents;

•	In the second quarter, an income tax expense of $23 million as a result of the change in the Alberta provincial corporate income tax rate which unfavourably impacted Diluted EPS by 14 cents;

•	In the first quarter, a $64 million non-cash loss ($55 million after-tax) due to FX translation on U.S. dollar-denominated debt which unfavourably impacted Diluted EPS by 34 cents;

2014:

•	In the first quarter, $4 million ($3 million after-tax) experience gains from the 2012 labour restructuring initiative, which favourably impacted diluted EPS by 1 cent.

Reconciliation of Non-GAAP performance measures to GAAP performance measures

The following tables reconcile Adjusted operating income, Adjusted income, Adjusted EPS and Adjusted operating ratio to Operating income, Net income, Diluted earnings per share and Operating ratio, respectively.

Operating income	For the three months ended December 31		For the year ended December 31
(in millions Canadian dollars)	2015	2014	2015	2014
Adjusted operating income	$677	$708	$2,620	$2,335

Add significant items:
Labour restructuring	—	—	—	4
Gain on sale of D&H South	—	—	68	—

Operating income as reported	$677	$708	$2,688	$2,339

Net income	For the three months ended December 31		For the year ended December 31
(in millions Canadian dollars)	2015	2014	2015	2014
Adjusted income	$419	$460	$1,625	$1,482

Add significant items, net of tax:
Labour restructuring	—	—	—	3
Impact of FX translation on U.S. dollar-denominated debt	(100)	(9)	(257)	(9)
Early redemption premium on notes	—	—	(35)	—
Gain on sale of D&H South	—	—	42	—
Income tax rate change	—	—	(23)	—

Net income as reported	$319	$451	$1,352	$1,476

Diluted earnings per share	For the three months ended December 31		For the year ended December 31
	2015	2014	2015	2014
Adjusted diluted earnings per share	$2.72	$2.68	$10.10	$8.50

Add significant items:
Labour restructuring	—	—	—	0.01
Impact of FX translation on U.S. dollar-denominated debt	(0.64)	(0.05)	(1.60)	(0.05)
Early redemption premium on notes	—	—	(0.22)	—
Gain on sale of D&H South	—	—	0.26	—
Income tax rate change	—	—	(0.14)	—

Diluted earnings per share as reported	$2.08	$2.63	$8.40	$8.46

Operating ratio	For the three months ended December 31		For the year ended December 31
	2015	2014	2015	2014
Adjusted operating ratio	59.8%	59.8%	61.0%	64.7%

Add significant items:
Gain on sale of D&H South	—	—%	1.0%	—%

Operating ratio as reported	59.8%	59.8%	60.0%	64.7%

Free Cash

Free cash is calculated as cash provided by operating activities, less cash used in investing activities, excluding changes in restricted cash and cash equivalents and investment balances used to collateralize letters of credit, and dividends paid, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations. Free cash is a measure that management considers to be an indicator of liquidity. We believe that free cash is useful to investors and other external users of our consolidated financial information as it assists with the evaluation of the Company’s ability to generate cash from its operations without incurring additional external financing. Positive free cash indicates the amount of cash available for reinvestment in the business, or cash that can be returned to investors through increased dividends, stock repurchase programs, debt retirements or a combination of these. Conversely, negative free cash indicates the amount of cash that must be raised from investors through new debt or equity issues, reduction in available cash balances or a combination of these. Free cash should be considered in addition to, rather than as a substitute for, cash provided by operating activities.

Reconciliation of cash provided by operating activities to free cash

	For the three months ended December 31		For the year ended December 31
(in millions Canadian dollars)	2015	2014	2015	2014
Cash provided by operating activities	$623	$657	$2,459	$2,123
Cash used in investing activities	(415)	(403)	(1,123)	(750)
Change in restricted cash and cash equivalents used to collateralize letters of credit	—	(84)	—	(411)
Dividends paid	(54)	(60)	(226)	(244)
Effect of foreign currency fluctuations on U.S. dollar- denominated cash and cash equivalents	22	5	45	7

Free cash	176	115	1,155	725

Foreign Exchange Adjusted Variance

Foreign exchange adjusted variance (“FX adj. variance”) allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial results at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period. Measures at constant currency are considered non-GAAP measures and do not have any standardized meanings prescribed by GAAP and, therefore, are unlikely to be comparable to similar measures presented by other companies.

	For the three months ended December 31					For the year ended December 31
(in millions Canadian dollars)	Reported 2015	Reported 2014	Variance due to FX	Adjusted 2014	FX Adj. %	Reported 2015	Reported 2014	Variance due to FX	Adjusted 2014	FX Adj. %
Freight revenues	$1,645	$1,719	$166	$1,885	(13)%	$6,552	$6,464	$549	$7,013	(7)%
Non-freight revenues	42	41	1	42	—	160	156	4	160	—%

Total revenues	1,687	1,760	167	1,927	(12)%	6,712	6,620	553	7,173	(6)%
Total operating expenses	1,010	1,052	87	1,139	(11)%	4,024	4,281	306	4,587	(12)%

Operating income	$677	$708	$80	$788	(14)%	$2,688	$2,339	$247	$2,586	4%